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                                                                     EXHIBIT 28K

                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                     First USA Bank, National Association

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1999-Y
                               February 12, 2001

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1999-Y Supplement dated as of August 1, 1999 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the February 15, 2001 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

      1.  The total amount of the distribution to Class A Adjusted
          Certificateholders on the Payment Date per                      $5.069
          $1,000 interest.

      2.  The amount of the distribution set forth in paragraph
          1 above in respect of principal on the Class A Adjusted
          Certificates, per $1,000 interest                               $0.000

      3.  The amount of the distribution set forth in paragraph
          1 above in respect of interest on the Class A
          Adjusted Certificates, per $1,000 interest                      $5.069

B. Information Regarding the Performance of the Trust

      1.  Collections of Receivables
      ------------------------------

      a.  The aggregate amount of Collections of Receivables
          processed for the Due Period with respect to the
          current Distribution Date which were allocated in
          respect of the Investor Certificates of all Series   $2,303,550,148.05

      b.  The aggregate amount of Collections of Receivables
          processed for the Due Period with respect to the
          current Distribution Date which were allocated in
          respect of the Series 1999-Y Certificates             $209,413,649.86

      c.  The aggregate amount of Collections of Receivables
          processed for the Due Period with respect to the
          current Distribution Date which were allocated in
          respect of the Class A Certificates                   $183,236,943.51

      d.  The amount of Collections of Receivables processed
          for the Due Period with respect to the current
          Distribution Date which were allocated in respect
          of the Class A Adjusted Certificates, per $1,000
          interest                                                     $333.158

      e.  The amount of Excess Spread for the Due Period with
          respect to the current Distribution Date                $5,383,627.43

      f.  The amount of Reallocated Principal Collections for
          the Due Period with respect to the current
          Distribution Date allocated in respect of
          the Class A Certificates                                        $0.00

      g.  The amount of Excess Finance Charge Collections
          allocated in respect of the Series 1999-Y
          Certificates, if any                                            $0.00
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                                                                  Series  1999-Y


      h. The amount of Excess Principal Collections allocated in
          respect  of the Series 1999-Y Certificates, if any              $0.00

      2. Receivables in Trust
      ------------------------

      a. Aggregate Principal Receivables for the Due Period
         with respect to the current Distribution Date
         (which reflects the Principal Receivables
         represented by the Exchangeable Seller's
         Certificate and by the Investor Certificates
         of all Series)                                      $14,948,586,259.11

      b. The amount of Principal Receivables in the Trust
         represented by the Series 1999-Y Certificates
         (the "Adjusted Invested Amount") for the Due
         Period with respect to the current Distribution
         Date                                                   $628,571,429.00

      c. The amount of Principal Receivables in the Trust
         represented by the Class A Certificates (the
         "Class A Adjusted Invested Amount") for the
         Due Period with respect to the current
         Distribution Date                                      $550,000,000.00

      d. The Invested Amount for the Due Period with respect
         to the current Distribution Date                       $628,571,429.00

      e. The Class A Invested Amount for the Due Period with
         respect to the current Distribution Date               $550,000,000.00

      f. The Invested Percentage with respect to Finance
         Charge Receivables (including Interchange) and
         Defaulted Receivables for the Series 1999-Y
         Certificates for the Due Period with respect
         to the current Distribution Date                                 4.205%

      g. The Invested Percentage with respect to Principal
         Receivables for the Series 1999-Y Certificates for
         the Due Period with respect to the current
         Distribution Date                                                4.205%

      h. The Class A Floating Percentage for the Due Period
         with respect to the current Distribution Date                   87.500%

      i. The Class A Principal Percentage for the Due Period
         with respect to the current Distribution Date                   87.500%

      j. The Collateral Floating Percentage for the Due
         Period with respect to the current Distribution Date            12.500%

      k. The Collateral Principal Percentage for the Due
         Period with respect to the current Distribution Date            12.500%


      3. Delinquent Balances
      ----------------------

         The aggregate amount of outstanding balances in the
         Accounts which were 30 or more days delinquent
         as of the end of the Due Period for the current
         Distribution Date                                      $710,517,966.74
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                                                                  Series  1999-Y

      4. Investor Default Amount
      --------------------------

      a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1999-Y Certificates
         (the "Investor Default Amount")

         1. Investor Default Amount                               $3,838,684.74
         2. Recoveries                                              $111,095.74
         3. Net Default Receivables                               $3,727,589.00

      b. The Class A Investor Default Amount

         1. Investor Default Amount                               $3,358,849.15
         2. Recoveries                                               $97,208.77
         3. Net Default Receivables                               $3,261,640.38

      c. The Collateral Investor Default Amount

         1. Investor Default Amount                                 $479,835.59
         2. Recoveries                                               $13,886.97
         3. Net Default Receivables                                 $465,948.62

      5. Investor Charge-offs.
      ------------------------

      a. The amount of the Class A Adjusted Investor Charge-Offs per $1,000 interest after reimbursement of any such
         Class A Adjusted Investor Charge-Offs for the Due Period
         with respect to the current Distribution Date                    $0.00

      b. The amount attributable to Class A Adjusted Investor
         Charge-Offs, if any, by which the principal balance of
         the Class A Adjusted Certificates exceeds the Class A
         Adjusted Invested Amount as of the end of the day on
         the Record Date with respect to the current
         Distribution Date                                                $0.00

      c. The amount of the Collateral Charge-Offs,if any, for
         the Due Period with respect to the current Distribution
         Date                                                             $0.00

      6. Monthly Servicing Fee
      ------------------------

      a. The amount of the Monthly Servicing Fee payable from
         available funds by the Trust to the Servicer with respect
         to the current Distribution Date                           $130,952.38

      b. The amount of the Interchange Monthly Servicing Fee
         payable to the Servicer with respect to the current
         Distribution Date                                          $654,761.91

      7. Available Cash Collateral Amount
      -----------------------------------

      a  The amount, if any, withdrawn from the Cash Collateral
         for the current Distribution Date (the "Withdrawal               $0.00
         Amount")

      b. The amount available to be withdrawn from the Cash
         Collateral Account as of the end of the day on the
         current Distribution Date, after giving effect to all
         withdrawals, deposits and payments to be made on such
         Distribution Date (the "Available Cash Collateral
         Amount" for the next Distribution Date)                  $6,285,715.00
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                                                                  Series: 1999-Y


      c. The amount as computed in 7.b as a percentage of the
         Class A Adjusted Invested Amount after giving effect
         to all reductions thereof  on the current Distribution
         Date                                                             1.143%

      8. Collateral Invested Amount
      -----------------------------

      a. The Collateral Invested Amount for the current
         Distribution Date                                       $78,571,429.00

      b. The Collateral Invested Amount after giving effect
         to all withdrawals, deposits, and payments on the
         current Distribution Date                               $78,571,429.00

      9. Total Enhancement
      --------------------

      a. The total Enhancement for the current Distribution
         Date                                                    $84,857,144.00

      b. The total Enhancement after giving effect to all
         withdrawals, deposits and payments on the current
         Distribution Date                                       $84,857,144.00

C. The Pool Factor
------------------

         The Pool Factor (which represents the ratio of the
         Class A Adjusted Invested Amount on the last day
         of the month ending on the Record Date adjusted for
         Class A Adjusted Investor Charge-Offs set forth in
         B.5.a above and for the distributions of principal
         set forth in A.2 above to the Class A Adjusted Initial
         Invested Amount). The amount of a Class A Adjusted
         Certificateholder's pro rata share of the Class A
         Adjusted Invested Amount can be determined by
         multiplying the original denomination of the
         holder's Class A Adjusted Certificate by the Pool Factor  100.00000000%


D. Principal Funding Account
----------------------------

      1. The Principal Funding Investment Proceeds deposited in
         the Collection Account for the current Distribution Date
         to be treated as Class A Available Funds                         $0.00

      2. The Excess Principal Funding Investment Proceeds for the
         current Distribution Date                                        $0.00

      3. The Principal Funding Account Balance as of the end of
         the day on the current Distribution Date                         $0.00

      4. The Deficit Controlled Accumulation Amount for the
         preceding Due Period                                             $0.00

E. Reserve Account
------------------

      1. The Reserve Draw Amount for the current Distribution Date        $0.00

      2. The amount on deposit in the Reserve Account as of the end of the day on the current Distribution Date (the "Available
         Reserve Account Amount" for the next Distribution Date)          $0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page





                                            First Bank, National Association
                                             as Servicer




                                            By:   /s/ Tracie Klein
                                                --------------------------------
                                                      TRACIE KLEIN
                                            Title:    FIRST VICE PRESIDENT